SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2004

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 22, 2004, issued by Rewards Network Inc.

ITEM 9. REGULATION FD DISCLOSURE.

On May 25, 2004, a complaint was filed in the Los Angeles County Superior Court against Rewards Network Inc. and certain of its subsidiaries (collectively, the “Corporation”) by Bistro Executive, Inc., Westward Beach Restaurant Holdings, LLC and MiniBar Lounge, all of which were participants in the Corporation’s Dining Credits Purchase Plan (the “Plan”), and their respective owners.

The complaint purports to be a class action brought by the named plaintiffs on behalf of a class consisting of all restaurants located in California who participated in the Plan and all persons in California who provided personal guaranties of obligations under the Plan. The complaint claims that amounts paid by the Corporation under the Plan constituted loans, and asserts claims for damages and equitable and injunctive relief for violations of California usury laws and the California Unfair Business Practices Act and declaratory relief. The complaint seeks, among other relief, disgorgement of all purported “interest” and profits earned by the Corporation from the Plan in California, which plaintiffs allege to be a significant portion of an amount in excess of $300,000,000, and treble damages for all purported “interest” paid within one year of the filing of the complaint.

On June 25, 2004, the Corporation removed the action to the United States District Court for the Central District of California. The Corporation believes that the complaint is without merit and intends to vigorously defend against it.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 22, 2004, Rewards Network Inc. issued a press release reporting its results for the second quarter ended June 30, 2004.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. The information shall not be deemed incorporated by reference into any filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as otherwise specifically stated in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Kenneth R. Posner
Senior Vice President, Finance and Administration, and Chief Financial Officer

Dated: July 22, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 22, 2004, issued by Rewards Network Inc.